Exhibit 5.1

June 26, 2025	File #:	98404.1

IM Cannabis Corp.
3606 – 833 Seymour Street
Vancouver, British Columbia  V6B 0G4

Dear Sirs and Mesdames:

Re:	IM Cannabis Corp. – Registration Statement on Form F-3

We have acted as Canadian counsel to IM Cannabis Corp., a corporation existing under the laws of British Columbia, Canada (the “Company”), in connection with preparation of a Shelf Registration Statement on Form F-3, including the prospectus constituting a part thereof (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Company’s offering of up to an aggregate of US$50,000,000 of any combination of: (i) common shares in the capital of the Company (“Common Shares”); (ii) warrants to purchase Common Shares (“Warrants”); (iii) units consisting of Common Shares and Warrants (“Units”); and (iv) the Common Shares that may be issued upon the exercise of the Warrants (“Warrant Shares”) or in connection with the Units, as applicable. The Common Shares, Warrants and Units are referred to herein collectively as the “Securities”. We understand that the Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 under the Securities Act.

1.	Materials Reviewed

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and Prospectus.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed below.

2.	Assumptions and Fact Reliance

We have assumed that at all relevant times:

(a)	all information contained in all documents reviewed by us is true and correct;

(b)	the genuineness of all signatures on all documents examined by us and the legal capacity of all natural persons;

(c)	the authenticity of all documents submitted to us as originals;

(d)
the conformity to original documents of all documents submitted to us as copies, whether facsimile, electronic, photostatic, certified or otherwise, and the authenticity of the originals of such copies;

(e)	each natural person signing any document reviewed by us had the legal capacity to do so, none of which facts we have independently verified;

(f)	no order, ruling or decision of any court or regulatory or administrative body is in effect at any relevant time that restricts the issuance of the Securities;

(g)	there is no foreign law that would affect the opinion expressed herein;

(h)
at the time of the execution and delivery of any documents relating to the Securities or the offering thereof, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties;

(i)	the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents;

(j)
the Company has the necessary corporate power and capacity to execute, deliver and perform its obligations under the terms and conditions of any purchase, underwriting or other agreement, indenture or instrument relating to the Company’s creation, authentication, issuance, sale and/or delivery of the Securities to which the Company is party (any such agreement, the “Agreement”);

(k)
the Company has the necessary corporate power and capacity to authorize, create, authenticate, validly issue, sell and deliver the Securities and perform its obligations under the terms and conditions of the Securities;

(l)
all necessary corporate action has been taken by the Company to duly authorize the execution and delivery by the Company of the Agreement and the performance of its obligations under the terms and conditions thereof;

(m)
all necessary corporate action has been taken by the Company to duly authorize, create, authenticate, sell, deliver and validly issue the Securities and to perform its obligations under the terms and conditions of the Securities, and all of the terms and conditions relevant to the execution, delivery and issuance of the Securities in the applicable Agreement have been complied with;

(n)	all necessary corporate action has been taken by the Company to duly authorize the terms of the offering of the Securities and related matters;

(o)
the Agreement (i) has been duly authorized, executed and delivered by all parties thereto and such parties had the capacity to do so; (ii) constitutes a legal, valid and binding obligation of all parties thereto; (iii) is enforceable in accordance with its terms against all parties thereto; and (iv) is governed by the laws of the Province of British Columbia;

(p)	the Securities have been duly authorized, created, authenticated, sold and delivered and validly issued by the Company and any other person signing or authenticating the Securities, as applicable;

(q)	the terms of the offering of the Securities and related matters have been duly authorized by the Company;

(r)	the Company has complied, and will comply, with Division 8 of the Business Corporations Act (British Columbia);

(s)
the execution and delivery of the Agreement and the performance by the Company of its obligations under the terms and conditions thereunder do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Company, any resolutions of the board of directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law;

(t)
the authorization, creation, authentication, sale, delivery and issuance of the Securities and the Company’s performance of its obligations under the terms and conditions of the Securities do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Company, any resolutions of the board of directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law; and

(u)
the terms of the offering of the Securities and related matters do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Company, any resolutions of the board of directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law.

Where our opinions expressed herein refer to any of the Securities having been issued as being “fully-paid and non-assessable”, such opinion assumes that all required consideration (in whatever form) has been paid for such shares. No opinion is expressed as to the adequacy of any consideration received.

We have no responsibility or obligation to (i) update this opinion, (ii) take into account or inform the addressee or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express, or (iii) advise the addressee or any other person of any other change in any matter addressed in this opinion. Nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressee.

3.	Applicable Laws

We are qualified to carry on the practice of law in the Province of British Columbia. The opinions expressed below are restricted to the laws of the Province of British Columbia and the laws of Canada applicable therein, in each case, in effect on the date hereof. We express no opinion with respect to the laws of any other jurisdiction.

4.	Opinions

Based upon and relying on the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that, on the date hereof, the:

(a)	Common Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company;

(b)	Warrants and Units will be validly issued by, and will be binding obligations of, the Company; and

(c)
upon full payment therefor and the issue thereof in accordance with the terms of the applicable warrant, the Warrant Shares, which have been validly authorized and allotted for issuance, will be validly issued as fully paid and non-assessable common shares in the capital of the Company and will, when sold and paid for as contemplated by the Registration Statement, continue to be validly issued, fully paid and non-assessable; and upon payment for the applicable Securities provided for in the applicable Agreement and when issued, sold and delivered and in accordance with such Agreement.

5.	Qualifications

This opinion letter has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, Prospectus, Registration Statement or Securities.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm on the cover page and under the captions “Legal Matters” and “Enforcement of Civil Liabilities” in the Prospectus. In giving this consent, we do not hereby agree that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Yours truly,

/ s/ Boughton Law Corporation

Boughton Law Corporation